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EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE


Earnings per common share were computed as follows:

                                                                SIX MONTHS ENDED                           THREE MONTHS ENDED
                                                          -------------------------------           --------------------------------
                                                        JUNE 30, 1997        JUNE 30, 1996        JUNE 30, 1997        JUNE 30, 1996
                                                          ----------          -----------           ----------          -----------
Net income (loss) applicable to common
     shares:                                              $    1,281          ($  175,000)          $  (64,279)         ($   92,000)
                                                          ==========          ===========           ==========          ===========


Weighted average number of common
  shares and of common share equivalents:

Weighted average common shares                             5,565,074            5,479,805            5,565,074            5,539,075

Common share equivalents pursuant
  to APB 15                                                  165,876              553,395               30,589              654,215
                                                          ----------          -----------           ----------          -----------

Total primary weighted average number
  of common shares and common share
  equivalents                                              5,730,950            6,033,200            5,595,663            6,193,290

Additional shares for full dilution
  pursuant to APB 15                                              --               90,098                   --               25,464
                                                          ----------          -----------           ----------          -----------

Total fully diluted average number of
  common shares and common share
  equivalents                                              5,730,950            6,123,298            5,595,663            6,218,754
                                                          ==========          ===========           ==========          ===========

Net income (loss) per share:
     Primary                                              $      .00          ($      .03)          $     (.01)         ($      .01)
                                                          ==========          ===========           ==========          ===========
     Fully diluted                                        $      .00          ($      .03)          $     (.01)         ($      .01)
                                                          ==========          ===========           ==========          ===========